Exhibit 99.1

Target Hospitality Secures New Multi-Year Contract Expected to Generate Approximately $250 Million of Revenue to Support a Top-Five Hyperscaler Data Center Project

Raises Full-Year 2026 Revenue and Adjusted EBITDA(1) Outlook at the Midpoint by 6% and 22%, Respectively

THE WOODLANDS, Texas, August 26, 2026 (PRNewswire) - Target Hospitality Corp. ("Target Hospitality," "Target" or the "Company") (Nasdaq: TH), one of North America's largest providers of vertically integrated modular accommodations and value-added hospitality services, today announced a new multi-year lease and services agreement (the "Contract") to provide comprehensive facility and hospitality services for a top-five hyperscaler’s data center development in the Pecos region of West Texas (the “Community”).

Target will deliver a full-turnkey community that leverages its premium modular accommodations and all-inclusive hospitality services, including elevated lifestyle amenities, to support approximately 1,100 individuals. The Company plans to complete the Community by modifying existing under-utilized assets, enabling expedited initial occupancy in the third quarter of 2026. This approach supports efficient capital deployment, while simultaneously enhancing Target’s contract portfolio and network optimization.

The Contract is expected to generate approximately $250 million of revenue through August 2030 and further diversifies Target’s workforce hospitality solutions (“WHS”) contract portfolio across multiple top-five hyperscalers. Target’s expanding end-market presence highlights the relevance of its Hyper/Scale platform and its ability to address complex operational requirements at scale. These capabilities are supporting discussions for additional potential community developments with this new customer as Target demonstrates the benefits of its turnkey operating model and customized solutions.

By leveraging existing portfolio assets, the Community modifications are expected to require less than $15 million of capital investment. This capital-light approach demonstrates the flexibility of Target’s asset base, enabling the Company to reconfigure existing communities for new customers while improving portfolio utilization and revenue visibility through minimum contractual commitments and take-or-pay features. Target’s operational capabilities and scale also enable it to meet new customer demand while continuing to support long-standing customers without interruption.

“We continue to validate our Hyper/Scale platform, with growing industry adoption underscoring the differentiated value of Target’s integrated offerings. This Contract adds another top-five hyperscaler to our expanding portfolio and highlights our ability to deliver flexible, speed-to-market solutions that address customers’ complex operational needs. Accelerating demand and continued pipeline conversion are building significant momentum across our WHS segment. Against this backdrop, we continue to advance discussions on additional growth opportunities and remain confident in our ability to generate incremental contract awards from a pipeline that continues to exceed 20,000 beds,” stated Brad Archer, President and Chief Executive Officer.

Including this Contract, Target has secured more than $1.7 billion of multi-year contract awards across its rapidly expanding WHS segment since January 2026. Supported by the continued ramp of recently awarded WHS contracts and today's Contract announcement, Target is increasing its 2026 outlook to:

Full Year 2026 Financial Outlook:

•	Total revenue between $435 and $445 million
•	Adjusted EBITDA(1) between $105 and $115 million
•	Total Capital Expenditures between $490 and $510 million, excluding acquisitions

As Target’s growing portfolio of WHS contracts continues to come online and scale through 2026 and into 2027, the Company anticipates continued revenue and Adjusted EBITDA(1) growth. This expanding operational scale, combined with strong unit economics, is expected to support further margin expansion over the same period. Together, these factors position the Company to achieve annualized revenue exceeding $750 million and annualized Adjusted EBITDA(1) above $300 million exiting 2027. This projection is supported entirely by Target’s existing contract portfolio and assumes no contribution from the Company's commercial pipeline.

About Target Hospitality

Target Hospitality is one of North America’s largest providers of vertically integrated specialty rental modular accommodations and full-service value-added hospitality solutions in the United States. Target builds, owns and operates a customized and growing network of communities for a range of end users through a full suite of value-added solutions including premium catering and food services, maintenance, housekeeping, grounds-keeping, concierge, laundry services, logistics, security, recreational facilities services, community management, and community design and construction.

Cautionary Statement Regarding Forward Looking Statements

Certain statements made in this press release (including the financial outlook contained herein) are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: operational, economic, including inflation, political and regulatory risks; our ability to effectively compete in the specialty rental accommodations and hospitality services industry, including growing the HFS – South, Workforce Hospitality Solutions and Government segments; our ability to execute, expand, and manage WHS projects supporting critical mineral development, power generation, and data center infrastructure projects, including risks related to construction execution, permitting, labor availability, and timely completion of community buildouts; our ability to achieve margin improvement through the effective servicing in our WHS segment; natural disasters and other business disruptions including outbreaks of epidemic or pandemic disease; the duration of any future public health crisis, related economic repercussions and the resulting negative impact to global economic demand; the effect of changes in state building codes on marketing our buildings; changes in demand within a number of key industry end-markets and geographic regions, including natural resources, critical minerals, and data center/AI infrastructure; changes in customer capital spending, project schedules, or end-user demand that may result in delays, non-renewals, or cancellations of contracts, including the contract that is terminable for convenience in the Government segment; our reliance on third party manufacturers, suppliers and service providers; our ability to attract and retain key personnel and maintain workforce availability for specialized hospitality and construction operations; increases in raw material, food, labor or other operating costs; the effect of impairment charges on our operating results; our future operating results fluctuating, failing to match performance or to meet expectations; our exposure to various possible claims and the potential inadequacy of our insurance coverage; unanticipated changes in our tax obligations; our obligations under various laws and regulations, including those applicable to government contracts; the effect of litigation, judgments, orders, regulatory or customer bankruptcy proceedings on our business; our ability to successfully acquire and integrate new operations; global, national or local economic and political developments, including any changes in policy under the current or any future U.S. presidential administrations; federal government budgeting and appropriations; our ability to manage credit risk and collect on our accounts receivable; our ability to fulfill Target Hospitality’s public company obligations; cybersecurity threats, incidents, or failures of our management information systems; and risks related to our liquidity, access to capital markets, and obligations under existing or future debt agreements, including compliance with financial covenants. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

(1)	Non-GAAP Financial Measures

This press release contains the forward-looking non-GAAP financial measure Adjusted EBITDA. Reconciliations of this forward-looking measure to its most directly comparable GAAP financial measures are unavailable to Target Hospitality without unreasonable effort. We cannot provide a reconciliation of forward-looking Adjusted EBITDA to GAAP financial measures because certain items required for such reconciliation are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliation would require a forward-looking balance sheet, statement of income and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to us without unreasonable effort. Although we provide a minimum of Adjusted EBITDA that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA calculation. Target Hospitality provides an Adjusted EBITDA outlook because we believe that this measure, when viewed with our results under GAAP, provides useful information for the reasons noted below.

Definitions:

Target Hospitality defines EBITDA as net income (loss) before interest expense and loss on extinguishment of debt, income tax expense (benefit), depreciation of specialty rental assets, and other depreciation and amortization. Adjusted EBITDA reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what management considers transactions or events not related to its core business operations:

•	Other expense (income), net: Other expense (income), net includes miscellaneous cash receipts, gains and losses on disposals of property, plant, and equipment and leased assets, community pre-opening costs incurred during ramp-up periods for new customer contracts, and other immaterial expenses and non-cash items. Community pre-opening costs primarily relate to certain operating costs incurred prior to the community becoming fully operational.
•	Transaction expenses: During 2026, the Company incurred legal, advisory, and audit-related fees associated with the secondary public offerings by Arrow Holdings S.à r.l. and MFA Global S.à r.l., entities controlled by investment funds managed by TDR Capital LLP, as well as legal costs related to certain contemplated transactions. During 2025, transaction costs primarily related to legal, advisory and audit-related fees associated with debt related transaction activity related to the 2025 Senior Secured Notes, which were redeemed and paid off on March 25, 2025, and, to a lesser extent, other business development project related transaction activity and remaining costs associated with the Arrow Proposal.
•	Stock-based compensation: Charges associated with stock-based compensation expense, which has been, and is expected to continue to be for the foreseeable future, a significant recurring expense and an important component of the Company’s compensation strategy.
•	Other adjustments: Claim settlement, system implementation costs, and corporate development related costs.

Utility and Purposes:

EBITDA reflects Net income (loss) excluding the impact of interest expense and loss on extinguishment of debt, provision for income taxes, depreciation, and amortization. We believe that EBITDA is a meaningful indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors, and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels, and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization expense because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Target Hospitality also believes that Adjusted EBITDA is a meaningful indicator of operating performance. Our Adjusted EBITDA reflects adjustments to exclude the effects of additional items, including certain items, that are not reflective of the ongoing operating results of Target Hospitality. In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale and disposal of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale and disposal of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA.

EBITDA and Adjusted EBITDA are not measurements of Target Hospitality’s financial performance under GAAP and should not be considered as alternatives to Gross profit, Net income (loss), or other performance measures derived in accordance with GAAP, or as alternatives to Cash flow from operating activities as measures of Target Hospitality’s liquidity. EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to Target Hospitality to reinvest in the growth of our business or as measures of cash that is available to it to meet our obligations. In addition, the measurement of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Target Hospitality’s management believes that EBITDA and Adjusted EBITDA provide useful information to investors about Target Hospitality and its financial condition and results of operations for the following reasons: (i) they are among the measures used by Target Hospitality’s management team to evaluate its operating performance; (ii) they are among the measures used by Target Hospitality’s management team to make day-to-day operating decisions, (iii) they are frequently used by securities analysts, lenders, investors and other interested parties as a common performance measure and to compare results across companies in Target Hospitality’s industry.

Investor Contact

Mark Schuck
(832) 702 – 8009
ir@targethospitality.com